EXHIBIT 10.3


                        EXCISE TAX RESTORATION AGREEMENT

                        (Adopted on September 27, 2006)

Golden West Financial Corporation (the "Company") and Wachovia Corporation entered into an Agreement and Plan of Merger dated May 7, 2006 (the "Merger Agreement") pursuant to which it is contemplated that the Company will be merged into a subsidiary of Wachovia Corporation (the "Merger"). Pursuant to the Merger Agreement and in consideration of the willingness of the individual employees of the Company who are listed in Attachment A (each a "Disqualified Individual") to continue to serve the Company through the "Effective Time" (as such term is defined in the Merger Agreement), the Company agrees to pay to each of the Disqualified Individuals the amounts set forth below in this Excise Tax Restoration Agreement (the "Agreement") conditioned upon the consummation of the Merger. For purposes of this Agreement, any reference to a Disqualified Individual shall be deemed to include such person's surviving spouse, estate and/or beneficiaries with respect to payments and adjustments provided by this Agreement.

1. EXCISE TAX RESTORATION PAYMENT. If it is determined that any payment or distribution of any type to or for the benefit of a Disqualified Individual made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then such Disqualified Individual shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Disqualified Individual of any Excise Tax on the Total Payments, as well as any taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration Payment or any Excise Tax.

2. DETERMINATION BY ACCOUNTANTS. All mathematical determinations that are required to be made under this Agreement, including without limitation all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code), whether an Excise Tax
Restoration  Payment  is  required  and  the  amount  of  any  such  Excise  Tax
Restoration Payment, shall be made by an independent registered public accounting firm selected by the Company (which may or may not be the Company's independent outside auditors) (the "Accountants"). The Accountants shall provide their determinations (the "Determinations"), together with detailed supporting calculations regarding the amounts of Total Payments and any Excise Tax Restoration Payment and any other relevant matters, both to the Company and to the applicable Disqualified Individuals. Any Determination for each Disqualified Individual shall be provided at such time as is requested by the Company.


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If the Accountants  determine that no Excise Tax is payable by the  Disqualified
Individual, the Accountants shall furnish the Disqualified Individual with a written statement that the Accountants have concluded that no Excise Tax is payable (including the reasons for their conclusion) and that the Disqualified Individual has substantial authority (within the meaning of Section 6662(d) of the Code and the regulations thereunder) not to report any Excise Tax on the Disqualified Individual's federal income tax return.

If an Excise Tax Restoration Payment is determined payable, it shall be paid by the Company to the Internal Revenue Service or other applicable tax authority on behalf of the Disqualified Individual by the applicable due date for withholding or payment of any Excise Tax. Notwithstanding the preceding sentence, (i) upon termination of the Disqualified Individual's employment, the amount of any Excise Tax Restoration Payment that is eligible for prepayment pursuant to Regulations Section 1.280G-1, Q&A 11(c) ("Amounts Eligible for Prepayment") shall be paid by the Company to the Internal Revenue Service or other applicable tax authority on behalf of the Disqualified Individual as soon as practicable following such termination, provided that such payment shall be made no later than the 15th day of the third month following the end of the calendar year during which such termination occurs, and (ii) in the event that a Disqualified Individual receives payments or benefits as a result of the consummation of the Merger that are determined by the Accountants to be parachute payments (within the meaning of Section 280G of the Code), any Excise Tax Restoration Payment, which for this purpose shall include Amounts Eligible for Prepayment, payable solely in respect of the vesting of stock options and/or supplemental retirement benefits and without regard to such Disqualified Individual's termination of employment shall be paid to the Internal Revenue Service or other applicable tax authority on behalf of the Disqualified Individual no later than the EARLIER to occur of (A) the due date for the withholding or payment of any Excise Tax and
(B) December 31, 2006 or as soon as practicable thereafter, but in any case no later than March 15, 2007.

Any Determination by the Accountants shall be binding upon the Company and the Disqualified Individual absent manifest error. All fees and expenses of the Accountants shall be borne solely by the Company.

3.   UNDERPAYMENTS AND OVERPAYMENTS.

     (a) As a result of uncertainty in the application of section 4999 of the Code at the time of the initial Determination by the Accountants hereunder, it is possible that Excise Tax Restoration Payments that were not made by the Company should have been made ("Underpayments") or that Excise Tax Restoration Payments will have been made by the Company which should not have been made ("Overpayments"). In either event, the Accountants shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment and in the event that the Company exhausts its remedies pursuant to
          Section 3(c) and the


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          Disqualified  Individual  thereafter  is required to make a payment of any Excise Tax, the amount of the Underpayment shall promptly be paid by the Company to or for the benefit of the Disqualified Individual, provided that such payment shall be made no later than the 15th day of the third month following the end of the calendar year in which such determination is made. In the case of an Overpayment, the Disqualified Individual shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct and refund to the Company such Overpayment.

     (b) If, after the payment by the Company of an Excise Tax Restoration Payment or an amount on the Disqualified Individual's behalf pursuant to Sections 1 or 3 of this Agreement, the Disqualified Individual becomes entitled to receive any refund with respect to a claim such that an Overpayment has been made, the Disqualified Individual shall (subject to the Company's complying with the requirements of this Section 3(b) if applicable) promptly pay to the Company the amount of any refund (together with any interest paid or credited thereon after taxes applicable thereto) upon receipt thereof. If, after payment by the Company of an amount on the Disqualified Individual's behalf pursuant to Sections 1 or 3 of this Agreement, a determination is made that the Disqualified Individual shall not be entitled to any refund with respect to such claim and the Company does not notify the Disqualified Individual in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of any Excise Tax Restoration Payment required to be paid.

     (c) The Disqualified Individual shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Restoration Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Disqualified Individual has actual written notice of such claim and shall apprise the Company (c/o Wachovia Executive Compensation Department) of the nature of such claim and the date on which such claim is requested to be paid. The
          Disqualified Individual shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Disqualified Individual in writing prior to the expiration of such period that it desires to contest such claim, the Disqualified Individual shall:


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                    (i)    give the Company any information reasonably requested
                    by the Company relating to such claim,

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

                    (iv)   permit   the   Company   to   participate   in    any
                    proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Disqualified Individual harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of the Disqualified Individual and direct the Disqualified Individual to sue for a refund or contest the claim in any permissible manner, and the Disqualified Individual agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company pays such claim and directs the Disqualified Individual to sue for a refund, the Company shall indemnify and hold the Disqualified Individual harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income with respect to such payment; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Disqualified Individual with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Excise Tax Restoration Payment would be payable hereunder and the Disqualified Individual shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

4. DELAYED PAYMENT DATE. Notwithstanding any provision to the contrary in this Agreement, IF the Disqualified Individual is deemed at the time of his or her termination of employment to be a "key employee" within the meaning of that term under Code Section 416(i) (as used for purposes of defining a "specified employee" under Section


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409A of the Code) AND  delayed  payment  of an amount  that is  payable to or on behalf of the Disqualified Individual in connection with termination of employment is required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, no such amount shall be provided to or paid on behalf of the Disqualified Individual prior to the EARLIER of (i) the expiration of the six (6)-month period measured from the date of the Disqualified Individual's "separation from service" (as such term is defined in Treasury Regulations
issued  under  Code  Section  409A)  or  (ii)  the  date  of  the   Disqualified
Individual's   death.  Upon  the  expiration  of  the  applicable  Code  Section
409A(a)(2) delay period referred to in the preceding sentence, all amounts delayed pursuant to this Section 4 shall be promptly paid to or on behalf of the Disqualified Individual in a lump sum, and any remaining payments due under this Agreement shall be paid or provided in accordance with the terms hereof.

5. SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets pursuant to the Merger. The rights and obligations of each Disqualified Individual hereunder are personal to each Disqualified Individual and may not be transferred or assigned by any Disqualified Individual at any time except by will or the laws of descent and distribution.

6. TERM. This Agreement will terminate and cease to be effective if the Merger is not consummated. If the Merger is consummated, then this Agreement will terminate as soon as the Company has fully satisfied its obligations to all of the Disqualified Individuals, provided that in no event shall it terminate prior to the expiration of the applicable statute of limitations with respect to each Disqualified Individual.

7.   INTEGRATION.   This   Agreement    supersedes    any    other   agreements,
representations or understandings (whether oral or written and whether express or implied) with respect to the subject matter hereof.

8. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

9. ENFORCEABILITY. This Agreement shall constitute a binding and enforceable agreement between Golden West Financial Corporation and its successors and each of the Disqualified Individuals as if they were a party hereto. This Agreement shall inure to the benefit of and be enforceable by the Disqualified Individuals and their respective heirs, successors and assigns.

This Agreement is adopted effective as of this 27th day of September, 2006.

GOLDEN WEST FINANCIAL CORPORATION


By: /s/ Herbert M. Sandler
   ------------------------------------
        Herbert M. Sandler
        Chief Executive Officer



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